UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 11, 2008

HECKMANN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of Principal Executive Offices) (Zip Code)

(760) 341-3606

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2008, Heckmann Corporation (the “Company”) entered into employment agreements with Donald G. Ezzell and Brian R. Anderson, and the Company’s subsidiary, China Water and Drinks, Inc., (“China Water”) entered into an employment agreement with Jack Guo (the “Executives”). The agreements are effective as of November 15, 2008. The respective agreements provide that Mr. Ezzell will serve as the Company’s Vice President, General Counsel and Secretary, Mr. Anderson will serve as the Company’s Vice President, Chief Financial Officer and Treasurer, and Mr. Guo will serve as Vice President, Finance and Chief Financial Officer of China Water. Under their respective agreements, Messrs. Ezzell and Anderson will receive an annual salary of $175,000, and Mr. Guo will receive an annual salary of $150,000. Messrs. Ezzell and Anderson will receive a guaranteed bonus equal to 30% of base salary, and Mr. Guo will receive a guaranteed bonus of 35% of base salary, payable on an annual basis. In addition, Messrs. Ezzell and Anderson are eligible for a discretionary bonus equal to 30% of base salary, and Mr. Guo is eligible for a discretionary bonus equal to 35% of base salary. The discretionary bonuses are based on the Executive’s individual contribution and performance metrics determined and recommended by the Company’s Chief Executive Officer and approved by the Company’s Compensation Committee.

Each of the Executives will receive a grant of 125,000 restricted shares of Company common stock, of which two-thirds shall vest on the first business day following the Company’s 2009 annual meeting of stockholders, and the remaining one-third shall vest on April 15, 2010. Issuance of the restricted shares is subject to obtaining stockholder approval of such grants as required by the rules of the New York Stock Exchange. Messrs. Anderson and Ezzell are eligible to receive stock option grants under the Company’s 2009 Equity Incentive Plan. Mr. Guo is eligible to receive two additional grants of 125,000 restricted shares each, in the event the Company’s common stock price trades at $12 and $18, respectively, over thirty (30) consecutive calendar days. The restricted stock plan and 2009 Equity Incentive Plan will be presented to stockholders for approval at the Company’s 2009 annual meeting of stockholders. The agreements provide that the Executives will be entitled to participate in any pension benefit plan, welfare benefit plan, vacation benefit plan or other executive benefit plan made available by the Company to its senior executives.

The agreements provide that if an Executive is terminated for “cause,” (as that term is defined in the respective employment agreement) he will be entitled to receive an amount equal to his salary, bonus and pro rata vested stock only through his final date of service. If an Executive is terminated without “cause,” he will be entitled to receive in a lump-sum an amount of compensation to be mutually determined by the Company and the Executive, but in no event less than an amount equal to his salary and bonus for the most recent twelve-month period, and the lapse of all restrictions on stock and full vesting of all equity grants. If an Executive terminates his employment for “good reason” (as that term is defined in the respective employment agreement), he will be entitled to receive in a lump-sum an amount of compensation to be mutually determined by the Company and the Executive, but in no event less than an amount equal to his base salary, bonus and pro rata vested stock for the most recent twelve-month period. If an Executive’s employment is terminated (i) by the Company without “cause” or by the Executive with “good reason,” in either case within one year following a “change of control” (as that term is defined in the respective employment agreement), or (ii) by the Company without “cause” within six months prior to a “change of control” and such termination was in connection with the “change of control,” he will be entitled to receive an amount equal to two times his annual salary and bonus, two years of health insurance coverage, the lapse of all restrictions on stock and full vesting of all equity grants.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, the Company named Mr. Anderson, 54, as its Vice President, Chief Financial Officer and Treasurer, Mr. Ezzell, 45, as its Vice President, General Counsel and Secretary, and China Water named Jack Guo, 30, as its Vice President, Finance and Chief Financial Officer.

Mr. Anderson joined the Company in 2007 as a consultant. From 2005 through 2007, Mr. Anderson served as the Director of Business Development for K2 Inc., a publicly listed manufacturer of sporting goods equipment. From 2003 through 2005, Mr. Anderson served as the Director of Financial Accounting for K2 Inc. From May 2000 through 2003, Mr. Anderson served as the Corporate Controller of US Filter Corporation, a publicly listed provider of water and waste treatment systems and services, and served as Assistant Corporate Controller from January 1997 through May 2000. Prior to joining US Filter Mr. Anderson was the Corporate Controller for Wheelabrator Engineered Systems a division of Waste Management.

Mr. Ezzell joined the Company in 2007 as a consultant. From 2000 through 2008, Mr. Ezzell served as a founder and director of The General Counsel Group, P.C., a business law firm with offices in Los Angeles, California and Houston, Texas. From 1998 to 2000, Mr. Ezzell served as Chief Operating Officer and General Counsel to Geoworks Corporation, a publicly listed provider of mobile communications software and services. Prior to that, Mr. Ezzell was in private practice with the national law firms of Arter & Hadden LLP and Thelen Reid & Priest LLP. Mr. Ezzell received a Bachelor’s of Arts degree from UCLA in 1985 and a Juris Doctorate from Hastings College of the Law, University of California, San Francisco, in 1989.

Mr. Guo joined China Water in November 2008 in conjunction with the merger of China Water and Heckmann Corporation. From

2001 through November 2008, Mr. Guo worked in the New York office of investment banking firm Credit-Suisse Securities (USA), LLC, most recently serving as a Vice President in the Global Industrial & Services Group of the Investment Banking Division. Mr. Guo is fluent in Chinese and English, he played an integral role on the Credit-Suisse investment banking team that advised the Company concerning the China Water merger, and he is now resident in Hong Kong. Mr. Guo received his Bachelor’s of Arts degree in Economics, with honors, from the University of Chicago in 2001.

The information contained in Item 1.01 of this report is incorporated into this Item 5.02 by reference.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit Description

10.26	Executive Employment Agreement, dated December 11, 2008, between Heckmann Corporation and Donald G. Ezzell.**

10.27	Executive Employment Agreement, dated December 11, 2008, between Heckmann Corporation and Brian R. Anderson. **

10.28	Executive Employment Agreement, dated December 11, 2008, between China Water and Jack Guo.**

**	Attached hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2008

HECKMANN CORPORATION

By:	/s/ Richard J. Heckmann
Name:	Richard J. Heckmann
Title:	Chief Executive Officer